                                                                    EXHIBIT 99.4

FOR IMMEDIATE RELEASE
April 23, 1998

For Further Information Contact:
Stephanie M. Day                Investor Information Line:   Deborah Passik
Vice President-                 (Toll-free) 1-888-225-6789   William Dunk Partners, Inc.
Corporate Communications        http://www.calmike.com       (919) 929-4100
(408) 743-3429
sday@califmicro.com

                   CALIFORNIA MICROWAVE REPORTS $.19 FOR THIRD
                    QUARTER FY1998; ADOPTS SEGMENT REPORTING

SUNNYVALE, CALIFORNIA - CALIFORNIA MICROWAVE, INC. (NASDAQ NATIONAL MARKET:
CMIC) today reported results from continuing operations for its fiscal 1998 third quarter ended March 31, 1998. Continuing operations for all periods presented exclude the operating results of Microwave Networks (MN) and Satellite Transmission Systems (STS), which have been divested. Third-quarter income from continuing operations was $3.1 million, or $.19 per share, on sales of $66.6 million. This compares to a profit of $1.9 million, or $.11 per share, on sales of $58.6 million reported for last year's third quarter.

New orders booked in the third quarter decreased 8% to $69.5 million, compared to $75.3 million for the comparable period last year, driven primarily by timing of large government orders. For the nine-month-period ended March 31, new orders booked increased 10% in California Microwave's commercial businesses ($135 million compared to $123 million) and decreased 11% in the government sector, for a net bookings increase of 3%. International orders for the commercial business totaled $64.3 million for the latest nine months versus $58.2 million in last year's comparable period. Activity was strongest in Latin America, where both the terrestrial microwave and satellite communications businesses have good distribution. Sales and bookings into China were strong and offset any major impact from the continued softness in the remaining Asia markets where the company has limited presence. Backlog at March 31, 1998, totaled $104.8 million, compared to $119.8 million at March 31, 1997.

"Our government sales growth has been impacted by contracting cycles and has reduced our year-to-date growth rates as some business has shifted between quarters. On the commercial side, however, we are pleased with the market prospects and our net year-to-year sales growth. In our terrestrial microwave business, Microwave Data Systems (MDS) is continuing to see strong business growth in its new line of digital signal processing-based multiple address radios, including both licensed products for international markets and spread-spectrum products, which are primarily for domestic applications. And, while we are pleased with the heightened interest from broadcasters in Microwave Radio Communications' (MRC) new digital video radios, the conversion from analog to digital transmission is not expected to gain real momentum until the 1999-2000 time frame. From a return perspective, we continue to be on track despite the shifts in government business, and expect to achieve our goal of 33% gross margin for FY98, which is driven by a changing business mix (commercial business growing faster than lower-margin government business), and increased product gross margins in our commercial business. Our

                                                                  April 23, 1998
                                                                          Page 2


focus in the fourth quarter is to reduce working capital and operating expenses as we begin our operational excellence initiative to consolidate and standardize our transaction processing throughout the commercial segments of the company," stated Donna S. Birks, executive vice president and chief financial officer.

Beginning with this quarterly earnings release, the company has adopted segment reporting to conform with its Strategic Plan, which was announced today. The three segments are aligned as follows:

   o Satellite Communications is the company's commercial satellite products segment, represented by the EF Data business unit. Previously, the Satellite Communications segment also included Government division sales of satellite products and the teleport segment of the Services division.

   o Terrestrial Microwave is the company's commercial terrestrial microwave products segment and represents the combination of MRC and MDS. Previously called Radio Products, it historically has included a small piece of the Services division business related to radio retrofit and repair.

   o Government is the company's Department of Defense contracted sales of products and includes the Government Electronics Division, Airborne Systems Integration Division and the Services Division, which is about 10% of the segment. Previously called Information Collection and Communications, this group typically has both fixed-price and cost-plus long-term contracts. Both the Satellite Communications and Terrestrial Microwave divisions sell products to government customers on commercial-off-the-shelf terms, but will account for those sales in their respective segments.

Further, additional segment information highlighting profitability and other relevant operating characteristics of the businesses has been added to provide a better understanding of the company's performance.

"We believe we can provide better insight into the focus and performance of the company by reporting in more detail by each division. The company will continue to review the data published each quarter to ensure adequate and relevant performance metrics are readily available. This is consistent with our focus on shareholder value," stated Donna Birks.

As previously announced, the company completed sale of its STS division to L3 during the quarter and announced the sale of its Microwave Networks Division
(MN) to Tadiran, which was completed on April 21. As announced on March 2, 1998, an additional provision of $12.5 million, or $.76 per share, was recorded in the third quarter to reflect the actual loss on the sale of MN.

Separately, California Microwave announced today its strategic plan for future growth and the appointment of retired General George A. Joulwan to its board of directors.

Statements made in this press release that are not historical facts, including any statements about expectations for fiscal year 1998 and beyond are forward-looking statements, involving certain risks and uncertainties. Factors that could cause the company's actual results to differ materially from management's

                                                                  April 23, 1998
                                                                          Page 3


projections, estimates and expectations include, but are not limited to, delays in the receipt of orders or in the shipment of products, the company's success in implementing its strategic plan, and other factors referred to in the company's Securities and Exchange Commission filings.

California Microwave, Inc. (http://www.calmike.com) is a leading U.S. supplier of satellite earth station and microwave radio infrastructure products and information and collection systems.

                                                                  April 23, 1998
                                                                          Page 4


                           CALIFORNIA MICROWAVE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands except per share amounts)

                                                   Three Months Ended                        Nine Months Ended
                                                         March 31                                 March 31
                                                   -------------------       --------       ---------------------       --------
                                                   1998           1997       % Change       1998             1997       % Change
                                                   ----           ----       --------       ----             ----       --------
Net Sales                                       $  66,631       $  58,559       + 14      $ 197,612       $ 183,090       +  8
Cost of products sold                              44,062          40,197       + 10        131,074         134,080       -  2
                                                ---------       ---------                 ---------       ---------
Gross margin                                       22,569          18,362       + 23         66,538          49,010       + 36
                                                ---------       ---------                 ---------       ---------
Expenses:
  Research & development                            4,881           4,154       + 18         14,643          13,426       +  9
  Marketing & administration                       11,630           9,659       + 20         34,705          33,180       +  5
  Amortization of intangible assets                   344             373       -  8          1,032           1,063       -  3
                                                ---------       ---------                 ---------       ---------
    Total expenses                                 16,855          14,186       + 19         50,380          47,669       +  6
                                                ---------       ---------                 ---------       ---------
Operating income                                    5,714           4,176       + 37         16,158           1,341       NM
Interest expense net                                 (880)         (1,406)      - 37         (2,886)         (4,060)      - 29
Litigation settlement                                  --              --                    (1,900)             --       NM
Gain on sale of subsidiary                             --              --                        --           2,744       NM
                                                ---------       ---------                 ---------       ---------
Income from continuing operations
   before income taxes                              4,834           2,770       + 75         11,372              25       NM
Provision for income taxes                          1,729             915       + 89          4,083               8       NM
                                                ---------       ---------                 ---------       ---------
Income from continuing operations                   3,105           1,855       + 67          7,289              17       NM

Loss from discontinued operations                 (12,500)         (7,859)      + 59        (12,500)        (33,289)      - 62
                                                ---------       ---------                 ---------       ---------

Net loss                                        $  (9,395)      $  (6,004)      + 56      $  (5,211)      $ (33,272)      - 84
                                                =========       =========                 =========       =========

Per share (basic and diluted)
Income(loss) from continuing
      operations                                $    0.19       $    0.11       + 73      $    0.44       $    0.00       NM
Loss from discontinued operations                    (.76)           (.48)      + 58           (.76)          (2.06)      - 63
                                                ---------       ---------                 ---------       ---------
Net loss                                        $    (.57)      $    (.37)      + 54      $    (.32)      $   (2.06)      - 84
                                                =========       =========                 =========       =========
Average shares                                     16,505          16,273       +  1         16,509          16,182       +  2
Average shares and equivalents                     16,780          16,407       +  2         16,753          16,300       +  3
 (Thousands)

Bookings                                        $  69,549       $  75,262       -  8      $ 211,377       $ 205,808       +  3
Backlog                                           104,847         119,826       - 12        104,847         119,826       - 12

  NM = Not Meaningful

                                                                  April 23, 1998
                                                                          Page 5


                           CALIFORNIA MICROWAVE, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                       March 31          June 30
                                                         1998             1997
Assets
Cash and cash equivalents                              $  3,265         $  4,974
Receivables                                              55,159           35,701
Inventories                                              50,819           50,353
Income tax refunds and deferred tax assets               28,653           35,855
Net assets of discontinued businesses                    47,485           79,656
Property, plant and equipment (net)                      23,696           22,812
Intangible assets                                        28,231           29,488
Other assets                                             10,028            7,534
                                                       --------         --------
                                                       $247,336         $266,373
                                                       ========         ========
Liabilities and stockholders' equity
Current liabilities                                    $ 77,295         $ 72,058
Long-term liabilities                                    62,485           76,291
Stockholders' equity                                    107,556          118,024
                                                       --------         --------
                                                       $247,336         $266,373
                                                       ========         ========

                                                                  April 23, 1998
                                                                          Page 6


                           CALIFORNIA MICROWAVE, INC.
                               Segment Information
                              (Dollars in millions)

                                              FISCAL 1998                       FISCAL 1997
                             ------------------------------------------      ------------------
BOOKINGS                       Q1          Q2          Q3        9M YTD        Q3        9M YTD
-----------------------------------------------------------------------------------------------
Satellite Communications     $ 24.3      $ 25.0      $ 22.2      $ 71.5      $ 21.9      $ 65.4
Terrestrial Microwave          19.1        23.9        20.7        63.6        21.1        57.3
                             ------      ------      ------      ------      ------      ------
  Commercial                   43.4        48.9        42.9       135.1        43.0       122.7
Government                     13.5        37.9        25.8        77.2        33.1        86.8
Eliminations                   -1.6        -0.2         0.8        -0.9        -0.8        -3.7
                             ------      ------      ------      ------      ------      ------
Total                          55.3        86.6        69.5       211.4        75.3       205.8

BOOKINGS MIX
-----------------------------------------------------------------------------------------------
Commercial
  International                  34%         29%         29%         30%         28%         28%
  Domestic                       42%         27%         34%         33%         28%         30%
                             ------      ------      ------      ------      ------      ------
  Subtotal                       76%         56%         63%         63%         56%         58%
Government                       24%         44%         37%         37%         44%         42%

BOOK-TO-BILL
-----------------------------------------------------------------------------------------------
Satellite Communications        109%         98%         96%        101%        123%        117%
Terrestrial Microwave           103%        107%         97%        102%        120%        106%
                             ------      ------      ------      ------      ------      ------
  Commercial                    106%        102%         97%        101%        122%        111%
Government                       54%        184%        116%        113%        134%        113%
                             ------      ------      ------      ------      ------      ------
Total                            86%        130%        104%        107%        129%        112%

BACKLOG
-----------------------------------------------------------------------------------------------
Satellite Communications     $ 15.2      $ 14.6      $ 13.7                  $ 19.8
Terrestrial Microwave          12.3        13.8        13.2                    15.3
                             ------      ------      ------                  ------
  Commercial                   27.5        28.4        26.9                    35.1
Government                     56.9        74.2        77.9                    88.4
                             ------      ------      ------                  ------
Eliminations                   -2.5        -0.7         0.0                    -3.7
                             ------      ------      ------                  ------
Total                          81.9       101.9       104.8                   119.8

SALES
-----------------------------------------------------------------------------------------------
Satellite Communications     $ 22.3      $ 25.7      $ 23.1      $ 71.1      $ 17.7      $ 56.1
Terrestrial Microwave          18.5        22.3        21.3        62.1        17.6        54.1
                             ------      ------      ------      ------      ------      ------
  Commercial                   40.8        48.0        44.4       133.2        35.3       110.2
Government                     25.2        20.6        22.3        68.0        24.6        76.8
Eliminations                   -1.6        -2.0        -0.1        -3.6        -1.3        -3.9
                             ------      ------      ------      ------      ------      ------
Total                          64.4        66.6        66.6       197.6        58.6       183.1

SALES MIX
-----------------------------------------------------------------------------------------------
Commercial
  International                  31%         34%         32%         33%         28%         27%
  Domestic                       30%         35%         35%         33%         32%         32%
                             ------      ------      ------      ------      ------      ------
  Subtotal                       61%         69%         67%         66%         60%         59%
Government                       39%         31%         33%         34%         40%         41%

GROSS MARGIN
-----------------------------------------------------------------------------------------------
Commercial                       38%         39%         38%         38%         37%         33%
Government                       20%         22%         24%         22%         20%         17%
                             ------      ------      ------      ------      ------      ------
Total                            32%         35%         34%         34%         31%         27%

                                                                  April 23, 1998
                                                                          Page 7


                                          FISCAL 1998                  FISCAL 1997
                             -----------------------------------     ---------------
EBIT(1)                        Q1        Q2        Q3     9M YTD      Q3      9M YTD
------------------------------------------------------------------------------------
Satellite Communications     $ 2.3     $ 3.1     $ 1.8     $ 7.2     $ 1.0     $-1.6
Terrestrial Microwave          2.3       3.7       3.8       9.8       2.0       6.4
                             -----     -----     -----     -----     -----     -----
  Commercial                   4.6       6.8       5.6      17.0       3.0       4.8
Government                     2.2       1.4       2.3       5.9       2.2       4.7
Other                         -2.1      -4.4      -2.2      -8.6      -1.0      -5.4
                             -----     -----     -----     -----     -----     -----
Total                          4.7       3.8       5.7      14.3       4.2       4.1

EBITDA (2)
------------------------------------------------------------------------------------
Commercial                   $ 6.1     $ 8.4     $ 7.4     $21.9     $ 4.5     $ 9.3
Government                     2.5       1.8       2.9       7.1       2.5       5.6
Other                         -1.4      -4.0      -1.7      -7.0      -0.2      -3.4
                             -----     -----     -----     -----     -----     -----
Total                          7.2       6.2       8.6      22.0       6.8      11.5

(1) Earnings Before Interest and Taxes
(2) Earnings Before Interest, Taxes, Depreciation and Amortization